                               AMENDMENT NO. 2 TO
                              EMPLOYMENT AGREEMENT

     This Amendment No. 2 to Employment Agreement (this "Second Amendment") is made as of the 31st day of March, 2002, by and between Conrad Industries, Inc., a Delaware corporation, Conrad Shipyard, L.L.C., a Louisiana limited liability company (together, the "Company"), and Cecil A. Hernandez (the "Executive").

                              W I T N E S S E T H:

     WHEREAS, the Company and Executive have entered into that certain Employment Agreement, dated as of March 31, 1998 (the "Employment Agreement"), with an Initial Term (as defined in the Employment Agreement) of three years;

     WHEREAS, the Company and Executive have entered into that certain Amendment No. 1 to Employment Agreement, dated March 31, 2001 (the "First Amendment") pursuant to which, among other things, the Company and the Executive mutually elected to extend the term of the Employment Agreement until March 31, 2002; and

     WHEREAS, the Company desires to continue to employ Executive, and Executive desires to remain employed by the Company, for an extended term beginning on the date hereof and ending on December 31, 2004, pursuant to the terms of the Employment Agreement as amended by the First Amendment and as modified herein.

     NOW, THEREFORE, for and in consideration of the continued employment of Executive by the Company and the payment of salary and other compensation to Executive by the Company, the parties hereto agree as follows, effective March 31, 2002:

     Section 1. Except as expressly amended hereby, all of the terms and provisions of the Employment Agreement, as amended by the First Amendment, shall remain in full force and effect. Capitalized terms used herein, unless otherwise defined herein, shall have the meaning given to them in the Employment Agreement and the First Amendment.

     Section 2. The second sentence of paragraph 2(b)(iii) of the Employment Agreement is hereby amended to read in its entirety as follows:

          "As used in this Agreement, including, but not limited to, paragraph 11, the terms "Change in Control" and "Change of Control" shall have the meaning assigned to the term "Change of Control" in the Conrad Industries, Inc. 2002 Stock Plan."

     Section 3. Paragraph 3 of the Employment Agreement is hereby amended to read in its entirety as follows:

     "3. Non-Competition Agreement.

     (a) Executive recognizes that the Company's willingness to enter into this Agreement is based in material part on Executive's agreement to the provisions of this paragraph 3 and that Executive's breach of the provisions of this paragraph 3 could materially damage the Company. Subject to the further provisions of this Agreement, Executive will not, during the term of his employment with the Company, and for a period of two years immediately following the termination of such employment for any reason whatsoever, except as may be set forth herein, directly or indirectly:

          (i) carry on or engage in any business in direct competition with the construction, conversion or repair of marine vessels or the fabrication of modular components for offshore drilling rigs or floating production, storage and offloading vessels (collectively, the "Businesses") of the Company or any subsidiary of the Company (collectively, the "Companies") in any State of the United States or other jurisdiction, or specified portions thereof, in which the Executive regularly (a) makes contact with customers of the Company or any of its subsidiaries, (b) conducts the business of the Company or any of its subsidiaries or (c) supervises the activities of other employees of the Company or its subsidiaries, as identified in Appendix "A" attached hereto and forming a part of this Agreement, so long as the Company or any of its subsidiaries carries on any of the Businesses therein (collectively the "Territory");

          (ii) call upon any person who is, at that time, an employee of any of the Companies for the purpose or with the intent of enticing such employee away from or out of the employ of any of the Companies;

          (iii) call upon any customer of any of the Companies within the Territory for the purpose of soliciting or selling products or services in direct competition with any of the Companies within the Territory;

          (iv) call upon any prospective acquisition candidate, on Executive's own behalf or on behalf of any competitor, which candidate was, to Executive's knowledge after due inquiry, either called upon by any of the Companies or for which any of the Companies made an acquisition analysis, for the purpose of acquiring such entity; or

          (v) disclose customers, whether in existence or proposed, of any of the Companies to any person, firm, partnership, corporation or business for any reason or purpose whatsoever except to the extent that any of the Companies has in the past disclosed such information to the public for valid business reasons.

     Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit Executive from acquiring as in investment (i) not more than 1% of the capital stock of a competing business, whose stock is traded on a national securities exchange, the Nasdaq Stock Market or similar market or (ii) not more than 5% of the capital stock of a competing business whose stock is not publicly traded unless the Board consents to such acquisition.

                    Second Amendment to Employment Agreement
                               Cecil A. Hernandez
                                     Page 2

     Executive agrees that he will from time to time upon the Company's request promptly execute any supplement, amendment, restatement or modification of Appendix "A" as may be necessary or appropriate to correctly reflect the jurisdictions which, at the time of such modification, should be covered by Appendix "A" and this Paragraph 3. Furthermore, Executive agrees that all references to Appendix "A" in this Agreement shall be deemed to refer to Appendix "A" as so supplemented, amended, restated or otherwise modified from time to time.

     (b) Because of the difficulty of measuring economic losses to the Company as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to the Company for which it would have no other adequate remedy, Executive agrees that the foregoing covenant may be enforced by the Company, in the event of breach by him, by injunctions and restraining orders. Executive further agrees to waive any requirement for the Company's securing or posting of any bond in connection with such remedies.

     (c) It is agreed by the parties that the foregoing covenants in this Paragraph 3 impose a reasonable restraint on Executive in light of the activities and business of the Companies on the date of the execution of this Agreement and the current plans of the Companies.

     (d) It is further agreed by the parties hereto that, in the event that Executive shall cease to be employed by the Company and shall enter into a business or pursue other activities not in competition with the Businesses of the Companies or similar activities or businesses in locations the operation of which, under such circumstances, does not violate clause (a)(i) of this paragraph 3, and in any event such new business, activities or location are not in violation of this paragraph 3 or of Executive's obligations under this paragraph 3, if any, Executive shall not be chargeable with a violation of this paragraph 3 if the Companies shall thereafter enter the same, similar or a competitive (i) business, (ii) course of activities or (iii) location, as applicable.

     (e) The covenants in this paragraph 3 are severable and separate, and the enforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unenforceable, then it is the intention of the parties that such restrictions be enforced to the fullest extent permitted by law, and the Agreement shall thereby be reformed.

     (f) All of the covenants in this Paragraph 3 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants.

     (g) The Company and Executive hereby agree that this covenant is a material and substantial part of this Agreement.

     (h) Executive acknowledges that the payments provided under paragraph 4(d), (relating to termination without Cause or termination for Good Reason) are conditioned upon Executive fulfilling the noncompetition and nondisclosure provisions of this Agreement. In addition, such payments are conditioned upon Executive refraining, for a two-year period after

                    Second Amendment to Employment Agreement
                               Cecil A. Hernandez
                                     Page 3
termination of employment, from carrying on or engaging in, as an employee, officer, director, shareholder, owner, partner, joint venturer, or in a managerial capacity, whether as an executive, independent contractor, consultant or advisor, or as a sales representative or otherwise, any business in direct competition with the Businesses of the Companies in the Territory, to the extent such activity is not prohibited by paragraph 3(a). In the event Executive shall at any time materially breach any noncompetition or nondisclosure agreements contained in this Agreement, including the agreements in this paragraph 3(h), the Company may cancel payments otherwise due under paragraph 4(d) during the period of such breach. Executive acknowledges that any such elimination of payments would be an exercise of the Company's right to terminate its performance hereunder upon Executive's breach of this Agreement and such elimination of payments would not constitute and shall not be characterized as the imposition of liquidated damages.

     (i) Any dispute regarding the reasonableness of the covenants and agreements set forth in this paragraph 3 or the territorial scope or duration thereof or the remedies available to the Company upon any breach of such covenants and agreements, shall be governed by and interpreted in accordance with the laws of the State of United States or other jurisdiction in which the alleged prohibited competing activity or disclosure occurs, and with respect to each such dispute, the Company and Executive each hereby irrevocably consent to the exclusive jurisdiction of the state and federal courts sitting in the relevant State (or, in the case of any jurisdiction outside the United States, the relevant courts of such jurisdiction) for resolution of such dispute, and agree to be irrevocably bound by any judgment rendered thereby in connection with such dispute, and further agree that service of process may be made upon him or it in any legal proceeding related to this paragraph 3 and/or Appendix "A" by any means allowed under the laws of such jurisdiction. Each party irrevocably waives any objection he or it may have as to the venue of such suit, action or proceeding brought in such a court or that such a court is an inconvenient forum. The parties agree that it is their intent and desire that the provisions of this Agreement be enforced to the fullest extent permitted under applicable law, whether now or hereafter in effect, and therefore, to the extent permitted by applicable law, the parties hereto waive any provision of applicable law that would render any provision of this paragraph 3 invalid or unenforceable."

     Section 4. The first two sentences of paragraph 4 of the Employment Agreement are hereby amended to read in their entirety as follows:

     "4. Term; Termination; Rights on Termination. The term of this Agreement shall begin on the Effective Date and shall continue for a period of three years (the "Initial Term") and, unless terminated sooner as herein provided, shall continue thereafter for such additional period as Company and Executive may mutually agree (the "Extended Term") with such modifications, if any, as the Company and Executive may mutually agree; provided, however, that upon a Change in Control of the Company, the term of this Agreement shall automatically continue following such Change in Control for a period equal to the then remaining term or two years, whichever period is longer, unless earlier terminated as provided in paragraph 11. This Agreement and Executive's employment hereunder may be terminated in any one of the following ways:"

                    Second Amendment to Employment Agreement
                               Cecil A. Hernandez
                                     Page 4

     Section 5. The fourth sentence of paragraph 4(d) of the Employment Agreement is hereby amended to read in its entirety as follows:

     "Should Executive be terminated by the Company without Cause during the Extended Term or should Executive terminate with Good Reason during the Extended Term, Executive shall receive from the Company the equivalent of one year of Executive's base salary then in effect, which amount shall be paid in substantially equal monthly installments during the first twelve full calendar months immediately following the date of such termination."

     Section 6. Paragraph 19 of the Employment Agreement is hereby amended to read in its entirety as follows:

     "19. Governing Law. This Agreement shall in all respects be construed according to the laws of the State of Louisiana without regard to its conflicts of law provisions, except as expressly provided in paragraph 3(i) above with respect to the resolution of disputes arising under, or the Company's enforcement of, paragraph 3 of this Agreement.

     Section 7. Pursuant to the provisions of Section 4 of the Employment Agreement, as amended hereby, the Company and Executive hereby mutually agree to extend the term of the Employment Agreement from the date hereof until December 31, 2004, such extended term to constitute an "Extended Term" as defined in the Employment Agreement, as amended hereby.

                    [signatures appear on the following page]

                    Second Amendment to Employment Agreement
                               Cecil A. Hernandez
                                     Page 5

     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed and signed as of the date indicated above.

                                    CONRAD INDUSTRIES, INC.


                                    By:    /s/ Michael J. Harris
                                       ----------------------------------------
                                       Michael J. Harris
                                       Chairman, Compensation Committee of
                                        the Board of Directors of
                                        Conrad Industries, Inc.

                                    Conrad Shipyard, L.L.C.

                                    By:    /s/ Kenneth G. Myers, Jr.
                                     ------------------------------------------
                                     Name:   Kenneth G. Myers, Jr.
                                     Title:  President

                                    EXECUTIVE

                                    /s/ Cecil A. Hernandez
                                    -------------------------------------------
                                    Cecil A. Hernandez



                    Second Amendment to Employment Agreement
                               Cecil A. Hernandez
                                     Page 6